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EXHIBIT 10.31

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO AN EXEMPTION UNDER SUCH ACT.

Void after
January 25, 2007

COMMON STOCK WARRANT
OF
DIGIRAD CORPORATION

        THIS CERTIFIES THAT, for value received,                         , together with his, her or its successors and assigns (the "Holder") is entitled to subscribe for and purchase, on the terms hereof, shares of Common Stock of Digirad Corporation, a Delaware corporation (the "Company"), subject to the following terms and conditions:

        1.    Convertible Promissory Note and Warrant Agreement.    This Warrant ("Warrant") is issued pursuant to that certain Convertible Promissory Note and Warrant Agreement dated January 25, 2002 (the "Agreement") by and among the Company, the Holder and other Investors (as defined in the Agreement). Pursuant to the Agreement, the Company also issued the Holder in connection with the Closing (as defined in the Agreement) a certain Convertible Promissory Note (the "Note"). The Note and the other convertible promissory notes issued pursuant to the Agreement are collectively referred to herein as the "Notes."

        2.    Exercise of Warrant.    The terms and conditions upon which this Warrant may be exercised, and the Common Stock covered hereby may be purchased, are as follows:

          2.1    Term.    Subject to the terms hereof, this Warrant may be exercised at any time, or from time to time, in whole or in part (the "Exercise Date"), on or before the earlier of the following (the "Expiration Period"): (a) 5:00 p.m. (Pacific Time) on January 25, 2007, or (b) immediately prior to the closing of the acquisition of the Company by another entity by means of a transaction or series of related transactions, or the closing of the sale of all or substantially all of the assets of the Company, unless the Company's shareholders of record prior to such acquisition or sale shall hold at least fifty percent (50%) of the voting power of the acquiring or surviving entity immediately after such acquisition or sale (each, an "Acquisition Event"). At least ten (10) business days prior to the occurrence of an Acquisition Event, the Company shall send to the Holder notice of such event and that the Holder's rights under this Warrant shall terminate upon the occurrence of such event; provided, that if the Company sends such notice less than ten (10) days prior to the occurrence of such event, the Holder's right to exercise this Warrant shall be extended for a period of ten (10) days after the date the Holder receives such notice, after which time the Holder's rights under this Warrant shall terminate. The notice required by this section may be waived by the Holder.

          2.2    Number of Shares.    Prior to March 31, 2002, this Warrant may be exercised for an aggregate of up to                     shares of Common Stock (the "Initial Warrant Shares"). In the event that as of March 31, 2002, the Note remains outstanding and the Conversion Amount (as defined in the Note) has not yet been paid or otherwise converted into shares of the Company's capital stock prior to a Payment Date (as defined in the Notes), then this Warrant will become exercisable for an increasing number of shares of Common Stock, as expressed by the following formula:

A =                +    [(.005) (B) (C)]

A =	The aggregate number of shares of Common Stock that may be purchased by Holder pursuant to this Warrant.
B =	The original principal amount of the Note.
C =
Prior to March 31, 2002, "C" shall equal zero (0). In the event that the Note remains outstanding and the Conversion Amount (as defined in the Note) has not yet been paid or converted into shares of the Company's capital stock prior to a Payment Date (as defined in the Notes), then: (i) as of March 31, 2002, "C" shall equal one (1); (ii) as of April 30, 2002, "C" shall equal two (2); as of May 31, 2002, "C" shall equal three (3); as of June 30, 2002, "C" shall equal four (4); as of July 31, 2002, "C" shall equal five (5); as of August 31, 2002, "C" shall equal six (6); as of September 30, 2002, "C" shall equal seven (7); as of October 31, 2002, "C" shall equal eight (8); as of November 30, 2002, "C" shall equal nine (9); and, as of December 31, 2002, "C" shall equal ten (10).

          2.3    Exercise Price.    This Warrant shall be exercisable to purchase the number of shares of Common Stock specified in Section 2.2 above at a price of $1.50 per share.

          2.4    Method of Exercise.    The exercise of the purchase rights evidenced by this Warrant shall be effected by (a) the surrender of the Warrant, together with a duly executed copy of the form of subscription attached hereto as Schedule A, to the Company at its principal offices and (b) the delivery of the purchase price by check or bank draft payable to the Company's order or by wire transfer of same day funds to the Company's account for the number of shares for which the purchase rights hereunder are being exercised or any other form of consideration approved by the Company's Board of Directors. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided herein or at such later date as may be specified in the executed form of subscription (the "Conversion Date"), and at such time, the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such exercise, as provided herein, shall be deemed to have become the holder or holders of record thereof.

          2.5    Net Issue Exercise.    In lieu of exercising this Warrant by paying the Exercise Price in cash or by check, Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the Notice of Cashless Exercise annexed hereto as Schedule B duly

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  completed and executed in which event the Company shall issue to Holder a number of shares of Common Stock computed using the following formula:

X= (Y)(A-B)
A
Where	X =	The number of shares of Common Stock to be issued to Holder.
	Y =	The number of shares of Common Stock purchasable under this Warrant pursuant to Section 2.2.
	A =	The fair market value of one share of Common Stock on the Conversion Date.
	B =	The Exercise Price (as determined pursuant to Section 2.3) on the Conversion Date.

          2.6    Determination of Fair Market Value.    For purposes of this Section 2, the fair market value of a share of Common Stock on the Conversion Date shall mean:

            (a)   If exercised in connection with an initial public offering of the Company's stock pursuant to the Securities Act of 1933, as amended, the fair market value of the Common Stock shall be the price at which shares of Common Stock are sold to the public as determined by the Company and any underwriters as reflected in the prospectus.

            (b)   If traded on a stock exchange, the fair market value of the Common Stock shall be deemed to be the average of the closing selling prices of the Common Stock on the stock exchange determined by the Company's Board of Directors to be the primary market for the Common Stock over the ten (10) trading day period (or such shorter period immediately following the closing of an initial public offering) ending on the date prior to the Conversion Date, as such prices are officially quoted in the composite tape of transactions on such exchange;

            (c)   If traded over-the-counter, the fair market value of the Common Stock shall be deemed to be the average of the closing bid prices (or, if such information is available, the closing selling prices) of the Common Stock over the ten (10) trading day period (or such shorter period immediately following the closing of an initial public offering) ending on the date prior to the Conversion Date, as such prices are reported by the National Association of Securities Dealers through its NASDAQ system or any successor system; and

            (d)   If there is no public market for the Common Stock, then the fair market value shall be determined in good faith by the Company's Board of Directors.

        3.    Adjustments to Exercise Price.    The number of shares of Common Stock issuable upon the exercise of this Warrant and the exercise price hereunder shall be subject to adjustment from time to time upon the happening of certain events, as follows:

          3.1    Splits and Subdivisions.    If the Company should at any time or from time to time fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of the holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as the "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or Common Stock Equivalents, then, as of such record date (or the date of such distribution, split or subdivision if no record date is fixed), the purchase price shall be appropriately decreased and the number of shares

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  of Common Stock which this Warrant is exercisable for, if any, shall be appropriately increased in proportion to such increase of outstanding shares.

          3.2    Combination of Shares.    If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, the purchase price shall be appropriately increased and the number of shares of Common Stock for which this Warrant is exercisable, if any, shall be appropriately decreased in proportion to such decrease in outstanding shares.

          3.3    Adjustments for Other Distributions.    In the event the Company shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 3.1, then, in each such case for the purpose of this Section 3.3, upon exercise of this Warrant the Holder shall be entitled to a proportionate share of any such distribution as though such Holder was the holder of the number of shares of Common Stock of the Company into which this Warrant may be exercised as of the record date fixed for the determination of the holders of Common Stock of the Company entitled to receive such distribution.

          3.4    Reclassification or Reorganization.    If the Common Stock (or any shares of stock or other securities which may be) issuable upon the exercise of this Warrant shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for in Sections 3.1, 3.2 and 3.3 above), then and in each such event the Holder shall be entitled to receive upon the exercise of this Warrant the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, to which a holder of the number of shares of Common Stock (or any shares of stock or other securities which may be) issuable upon the exercise of this Warrant would have received if this Warrant had been exercised immediately prior to such reorganization, reclassification or other change, all subject to further adjustment as provided herein.

          3.5    Notice of Adjustments and Record Dates.    The Company shall promptly notify the Holder in writing of each adjustment or readjustment of the exercise price hereunder and the number of shares of Common Stock issuable upon the exercise of this Warrant. Such notice shall state the adjustment or readjustment and show in reasonable detail the facts on which that adjustment or readjustment is based. In the event of any taking by the Company of a record of the holders of Common Stock for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Company shall notify the Holder in writing of such record date at least twenty (20) days prior to the date specified therein.

          3.6    No Impairment.    The Company shall not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant. Without limiting the generality of the foregoing, the Company (a) shall at all times following the beginning of the Expiration Period reserve and keep available a number of its authorized shares of Common Stock, free from all preemptive rights therein, which shall be sufficient to permit the exercise of this Warrant and (b) shall take all such action as may be necessary or appropriate in order that all shares of Common Stock as may be issued pursuant to the exercise of this Warrant shall, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

        4.    Replacement of the Warrant.    On receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of the Warrant, the Company at its expense shall execute and deliver to the Holder, in lieu thereof, a new Warrant of like tenor.

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        5.    Investment Intent.    Unless a current registration statement under the Securities Act of 1933, as amended, shall be in effect with respect to the securities to be issued upon exercise of this Warrant, the Holder, by accepting this Warrant, covenants and agrees that, at the time of exercise hereof, and at the time of any proposed transfer of any securities acquired upon exercise hereof, the Holder shall deliver to the Company a written statement that the securities acquired by the Holder upon exercise hereof are for the account of the Holder for investment and are not acquired with a view to, or for sale in connection with, any distribution thereof (or any portion thereof) and are being acquired with no present intention (at any such time) of offering or distributing such securities (or any portion thereof).

        6.    No Rights or Liability as a Stockholder.    This Warrant does not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company. No provisions hereof, in the absence of affirmative action by the Holder to purchase Common Stock, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder as a stockholder of the Company.

        7.    Miscellaneous.

          7.1    Transfer of Warrant.    This Warrant shall not be transferable or assignable in any manner and no interest shall be pledged or otherwise encumbered by Holder except in accordance with Section 3.10 of the Agreement. Subject to the foregoing sentence, this Warrant shall inure to the benefit of, and shall be binding upon, the parties and their successors and assigns.

          7.2    Titles and Subtitles.    The titles and subtitles used in this Warrant are for convenience only and are not to be considered in construing or interpreting this Warrant.

          7.3    Notices.    Any notice required or permitted under this Warrant shall be given in writing and in accordance with Section 5.3 of the Agreement (for purposes of which, the term "Investors" shall mean Holder hereunder), except as otherwise expressly provided in this Warrant.

          7.4    Attorneys' Fees.    If any action at law or in equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

          7.5    Amendments and Waivers.    This Warrant is issued by the Company pursuant to the Agreement. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of (a) the Company, (b) the holders of Warrants representing together the right to purchase at least a majority of all of the Common Stock of the Company subject to purchase pursuant to all of the Warrants and (c) a majority in number of Investors with any Warrants outstanding; provided, however, that any amendments made to this Warrant must be made to each of the Warrants. Any amendment or waiver effected in accordance with this Section 7.5 shall be binding upon the Holder of this Warrant (and of any securities into which this Warrant is convertible), each future holder of all such securities, and the Company.

          7.6    Severability.    If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          7.7    Governing Law.    This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of California, without giving effect to its conflicts of laws principles.

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        8.    Counterparts.    This Warrant may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

Date: January , 2002	DIGIRAD CORPORATION, a Delaware corporation
	By:	R. Scott Huennekens, President and Chief Executive Officer
ACKNOWLEDGED AND AGREED:

By:

[SIGNATURE PAGE TO WARRANT]

SCHEDULE A

FORM OF SUBSCRIPTION

(TO BE SIGNED ONLY ON EXERCISE OF WARRANT)

To: DIGIRAD CORPORATION

        The undersigned, the holder of the Warrant attached hereto, hereby irrevocably elects to exercise the purchase rights represented by such Warrant for, and to purchase thereunder,                    * shares of                     Stock of Digirad Corporation, and herewith makes payment of $                    and requests that the certificates for such shares be issued in the name of, and delivered to                         , whose address is                                   , and whose social security number/taxpayer identification number is                         .

Dated:

(Signature must conform in all respects to name of the Holder as specified on the face of the Warrant)

(Print Name)
Address:

* Insert here the number of shares as to which the Warrant is being exercised.

Schedule A

SCHEDULE B

NOTICE OF CASHLESS EXERCISE

To: DIGIRAD CORPORATION

        (1)   The undersigned hereby elects to acquire in a cashless exercise                     shares of the Common Stock (as defined in the attached Warrant) of Digirad Corporation pursuant to the terms of Section 2.5 of the attached Warrant.

        (2)   Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

By:
Name:

Schedule B

SCHEDULE OF INVESTORS

WARRANTHOLDER	NUMBER OF INITIAL WARRANT SHARES
Kingsbury Capital Partners, L.P.	1,667
Kingsbury Capital Partners, L.P., III	20,000
Kingsbury Capital Partners, L.P., IV	46,667
Merrill Lynch Ventures, L.P. 2001	6,667
Vector Later-Stage Equity Fund II, L.P.	3,333
Vector Later-Stage Equity Fund II (Q.P.), L.P.	10,000
Kenneth E. Olson Trust	6,667
EndPoint Late Stage Fund, L.P.	6,667

Schedule of Investors

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COMMON STOCK WARRANT OF DIGIRAD CORPORATION
SCHEDULE A FORM OF SUBSCRIPTION (TO BE SIGNED ONLY ON EXERCISE OF WARRANT)
SCHEDULE B NOTICE OF CASHLESS EXERCISE
SCHEDULE OF INVESTORS